UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wing Yip Food Holdings Group Limited

(Exact name of registrant as specified in its charter)

Hong Kong	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No.9, Guanxian North Rd, Huangpu Town, Zhongshan City, Guangdong, China 528429
(Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one ordinary share	The Nasdaq Stock Market LLC
Ordinary shares*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American depositary shares on The NASDAQ Stock Market LLC. Each American depositary share represents one ordinary share.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-277694 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No.1 to the registration statement on Form 8-A of Wing Yip Food Holdings Group Limited filed on November 13, 2024 (the “Registration Statement”) is being filed for the sole purpose of correcting a typographical error in the file number on the cover page of the Registration Statement, and a typographical error in the name of the registrant under Item 1 of the Registration Statement. Except as described above, no other changes have been made to the Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of Wing Yip Food Holdings Group Limited (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-277694) originally filed with the U.S. Securities and Exchange Commission on March 6, 2024, as amended by any amendments to such registration statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 14, 2024

Wing Yip Food Holdings Group Limited

By:	/s/ Xiantao Wang
Name:	Xiantao Wang
Title:	Director and Chairman of the Board

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